UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2017

STRAIGHT PATH COMMUNICATIONS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-36015	46-2457757
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5300 Hickory Park Drive, Suite 218

Glen Allen, Virginia, 23059

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (804) 433-1522

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 18, 2018, the Wireless Telecommunications Bureau of the Federal Communications Commission (the “FCC”) issued its Memorandum Opinion and Order (the “Order”) consenting to the transfer of control of various spectrum licenses held by Straight Path Communications Inc. (the “Company”) to Verizon Communications Inc. (“Verizon”) as a result of the Merger (as defined below) contemplated by that certain Agreement and Plan of Merger, dated as of May 11, 2017 (the “Merger Agreement”), by and among the Company, Verizon and Waves Merger Sub I, Inc., a wholly owned subsidiary of Verizon (“Merger Sub”). Pursuant to the Merger Agreement, among other things, Merger Sub will be merged with and into the Company (the “Merger”) with the Company surviving as a wholly owned subsidiary of Verizon. The Company expects that the closing of the transactions contemplated by the Merger Agreement, including the Merger, will occur on or about February 28, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRAIGHT PATH COMMUNICATIONS INC.

Dated: January 22, 2018	By:	/s/ Jonathan Rand
Name: Jonathan Rand
Title: Chief Financial Officer

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